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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-88739 of Photronics, Inc. on Form S-4 of our report dated December 9, 1998, appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended November 1, 1998, and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP
Hartford, Connecticut
November 22, 1999